EXHIBIT 5.1

Pillsbury Winthrop Shaw Pittman LLP

Houston | London | Los Angeles | New York | Northern Virginia | Orange County | Sacramento | San Diego | San Diego North County | San Francisco | Shanghai | Silicon Valley | Tokyo | Washington, DC

November 13, 2009

Opexa Therapeutics, Inc.

2635 N. Crescent Ridge Drive

The Woodlands, Texas 77381

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for Opexa Therapeutics, Inc., a Texas corporation (the “Company”), in connection with the Company’s filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933 (the “Act”) of the following securities of the Company having an aggregate initial public offering price of up to $35,000,000: (a) shares of Common Stock, $0.01 par value per share (“Common Stock”), (b) shares of Preferred Stock, no par value per share (“Preferred Stock”), in one or more series, (c) depositary shares evidenced by depositary receipts, each representing fractional interests in Preferred Stock (“Depositary Shares”), (d) debt securities, in one or more series (“Debt Securities”), and (e) warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities, or any combination thereof (“Warrants”). The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, and Warrants are collectively referred to herein as the “Securities.” The Debt Securities will be issued pursuant to an Indenture in substantially the form of Exhibit 4.1 to the Registration Statement (the “Indenture”) to be entered into between the Company and a trustee to be identified in the Indenture (the “Trustee”).

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. In rendering this opinion, we have assumed that the Indenture will be duly authorized, executed and delivered by the Trustee, where applicable, the Securities will be properly authenticated by the manual signature of an authorized representative of the Trustee, warrant agent, depositary or transfer agent, and the signatures on all documents examined by us are genuine, which assumptions we have not independently verified.

Based upon the foregoing, we are of the opinion that:

1.	With respect to the Common Stock, when (a) the Board of Directors of the Company or a duly authorized committee of such Board (such Board of Directors or committee being referred to herein as the “Board”) has taken all necessary corporate action to approve the issuance and establish the terms of the offering of shares of the Common Stock and related matters, (b) such shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action (but in any event for a price at or above the par value of such Common Stock), and (c) the consideration for such shares of Common Stock has been paid or delivered as required in connection with the Board’s authorization of such Common Stock, such shares of Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, legally issued, fully paid and nonassessable.

2.

With respect to the Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and establish the terms of any particular series of Preferred Stock, the offering thereof and related matters, including the filing of a resolution relating to a series of shares conforming to the Texas Business Corporations Act of the State of Texas (the “TBCA”) regarding the Preferred Stock with the Secretary of State of the State of Texas, (b) shares of such series of Preferred Stock have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action and (c) the consideration for such shares of Preferred Stock has been paid or delivered as required in connection with the Board’s authorization of such Preferred Stock, such shares of such series of Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, legally issued, fully paid and nonassessable.

3.	With respect to the Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and establish the terms of the series of Preferred Stock to be issued in connection therewith, the offering of such Depositary Shares in such series of Preferred Stock, and related matters, including the filing of a resolution relating to a series of shares conforming to the TBCA regarding the Preferred Stock with the Secretary of State of the State of Texas, (b) a deposit agreement has been duly authorized, executed and delivered by the Company and a bank or trust company to be selected by the Company, as depositary (a “Deposit Agreement”), which Deposit Agreement establishes the terms of the Depositary Shares and their issuance and sale, (c) the Depositary Shares of such series of Preferred Stock have been deposited with such depositary in accordance with the applicable Deposit Agreement, (d) such Depositary Shares of such series of Preferred Stock have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Board action, (e) the consideration for such Depositary Shares of such series of Preferred Stock has been paid or delivered as required in connection with the Board’s authorization of Depositary Shares of such series of such Preferred Stock and (f) receipts (“Receipts”) evidencing Depositary Shares are duly issued against the deposit of such series of Preferred Stock in accordance with the Deposit Agreement, such Depositary Shares will be duly authorized, validly issued, fully paid and nonassessable and such Receipts will be duly authorized and validly issued and entitle the holders thereof to the rights specified in the Deposit Agreement, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and by requirements of reasonableness, good faith and fair dealing.

4.	With respect to the Debt Securities, when (a) the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Debt Securities, the terms of the offering and related matters, (c) the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture, and (d) the Debt Securities have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the Indenture, such Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board) will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and by requirements of reasonableness, good faith and fair dealing.

5.	With respect to the Warrants, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a warrant agent (a “Warrant Agreement”), (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of the Warrants, the terms of the offering of such Warrants and related matters, (c) the Warrant certificates have been duly executed and authenticated or countersigned in accordance with the terms of the appropriate Warrant Agreement, (d) the Warrants have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the applicable Warrant Agreement, and (e) the consideration for such Warrants has been paid or delivered as required in connection with the Board’s authorization of Warrants, the Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and by requirements of reasonableness, good faith and fair dealing.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement and any amendments thereto will be effective under the Act, a Prospectus Supplement to the Prospectus forming a part of the Registration Statement will have been prepared and filed with the Commission describing the Securities offered thereby, the authorization of such Security will not have been modified or rescinded by the Board, and there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

This opinion is limited to matters governed by the TBCA of the State of Texas and the laws of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP